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                                                                    Exhibit 23.3

                               Consent of Counsel

The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in the Registration Statement on Form S-3 of Trimeris, Inc. declared effective on September 26, 2002 (File No. 333-98587) incorporated by reference herein.


/s/ PENNIE & EDMONDS LLP

New York, New York
September 27, 2002